Exhibit 99.2

Third Quarter 2013 Snapshot

Revenues, Operating Profit and Earnings Per Share Increase in the Third Quarter 2013

- **Q3 Net revenues $1.37 billion, up 2% year-over-year**
  - International Segment up 11%
    - Emerging markets continue to post strong growth: Up 22% year-over-year
  - Entertainment and Licensing up 13%

- **Games and Girls categories increased revenues year-over-year**
  - Difficult comparisons remain in Boys category; Preschool down 2%
  - Franchise Brand revenues up 19%

- **Q3 Operating profit up 4% (absent charges)***
  - Operating profit year-to-date, ex. charges, up 4% year-over-year despite flat revenues in same period

- **Q3 2013 adjusted EPS of $1.31 per diluted share****
  - As reported EPS $0.96 per diluted share

**Q3 2013 reported operating profit includes $61.3 million pre-tax restructuring, partial pension settlement charges and arbitration award charges or $0.53 per diluted share*

***Q3 2013 reported EPS includes above charges and a favorable tax adjustment of $23.6 million, or $0.18 per diluted share*

Refer to slides 23-27 for a reconciliation of "As Reported" to "As Adjusted" financials

4

 Third Quarter 2013 Major Expense Items (as adjusted*)  ($ millions, unaudited)  2013  2012  %Change YOY  % of Q3 2013 Revenue   Notes  Cost of Sales  $569  $586  -3.1%  41.5%  Product mix; lower manufacturing costs  Royalties  $87  $89  -2.7%  6.3%  Lower revenues from licensed properties  Product Development  $59  $48  22.5%  4.3%  Film Development Write-Off; Addition of Backflip; Magic: The Gathering investments  Advertising  $136  $135  1.1%  10.0%    Amortization of Intangibles  $14  $13  12.6%  1.0%  Addition of Backflip  Program Production Cost Amortization  $18  $13  40.6%  1.3%  Mix of programming delivered in Q3  Selling, Distribution & Administration*  $227  $211  7.6%  16.6%  Compensation; Depreciation; Magic: The Gathering investments  * Q3 2013 as adjusted financials excludes $61.3 million pre-tax restructuring, partial pension settlement charge and arbitration award charges. Refer to slide 23 for a reconciliation of “As Reported” to “As Adjusted” financials.  9

 Third Quarter 2013 Operating Profit  -20%  +4%  Operating profit adversely impacted by arbitration award.Underlying operating profitability improved.   Adjusted operating profit margin increased to 19.0% in Q3 2013 compared to 18.6% in Q3 2012  * Q3 2013 excludes $61.3 million pre-tax restructuring, partial pension settlement charge and arbitration award charges. Refer to slide 23 for a reconciliation of “As Reported” to “As Adjusted” financials.  10  ($ Millions, Unaudited)

 Adjusted 2013 net earnings of $173M or $1.31 per diluted share Excludes pre-tax arbitration award charges of $75.5M, or $0.50 per diluted share Excludes pre-tax restructuring and partial pension settlement charges of $4.1M, or $0.03 per diluted share Excludes favorable tax adjustment of $23.6 million, or $0.18 per diluted share  Non-operating expense essentially flat year-over-year  Underlying tax rate of 26.5%  Average diluted shares 131.8M 2013 vs. 132.5M 2012  Third Quarter 2013 Net Earnings Attributable to Hasbro, Inc.  $0.96per diluted share  $1.24per diluted share  $1.31per diluted share  $1.24 per diluted share  12  ($ millions, except per share, unaudited)

 Third Quarter Income Statement  ($ millions, unaudited)  Sept. 29, 2013  Sept. 30, 2012   Net Revenues  $ 1,370  $1,345  Cost of Sales  569  586  Royalties  144  89  Product Development  59  48  Advertising  136  135  Amortization of Intangibles  14  13  Program Production Cost Amortization  18  13  Selling, Distribution & Administration  231  211  Operating Profit   $ 199  $250  Interest Expense  41  23  Other (Income) Expense, Net  2  2  Earnings Before Income Taxes  $156  $225  Income Taxes  30  60  Net Earnings  $126  $165  Net Loss Attributable to Noncontrolling Interests  (1)  ---  Net Earnings Attributable to Hasbro, Inc.  $ 127  $165  Diluted EPS  $0.96  $1.24  20

 September Balance Sheets  ($ millions, unaudited)  Sept. 29, 2013  Sept. 30, 2012   Cash and Cash Equivalents  $ 589  $ 697  Accounts Receivable  1,215  1,196  Inventories  447  463  Other Current Assets  346  263   Total Current Assets  $ 2,597  $ 2,619  Property, Plant & Equipment, Net  231  217  Other Assets  1,762  1,610  Total Assets  $ 4,590  $ 4,446  Short-term Borrowings  213  264  Current Portion of Long-term Debt  430  ---  Payables & Accrued Liabilities  1,006  862  Total Current Liabilities  $ 1,649  $ 1,126  Long-term Debt  960  1,399  Other Liabilities  411  394  Total Liabilities  $ 3,020  $ 2,919  Redeemable Noncontrolling Interests  47  ---  Total Shareholders’ Equity   1,523   1,527  Total Liabilities, Redeemable Noncontrolling Interests & Shareholders’ Equity  $ 4,590  $ 4,446  21

 Supplemental Financial Data   Third Quarter Operating Profit, Excluding Restructuring, Pension Settlement and Arbitration Award Charges  ($ thousands, unaudited)Quarter Ended September 29, 2013  As Reported    Less Restructuring, Pension Settlement and Arbitration Award Charges    Excluding Restructuring, Pension Settlement and Arbitration Award Charges    % Net Revenues  Net Revenues   $ 1,370,348      $ -      $ 1,370,348     100.0%  Costs and Expenses:                 Cost of Sales   568,582      -      568,582     41.5%   Royalties   143,947     (57,164)     86,783    6.3%   Product Development   59,366      -      59,366     4.3%   Advertising   136,487      -      136,487     10.0%   Amortization of Intangibles   14,224      -      14,224     1.0%   Program Production Cost Amortization   17,991      -      17,991     1.3%   Selling, Distribution and Administration   231,045      (4,093)     226,952     16.6%   Operating Profit   $ 198,706      $ (61,257)     $ 259,963     19.0%                  Note: There were no restructuring, pension settlement or arbitration award charges included in the reported amounts for the quarter ended September 30, 2012.   23

Supplemental Financial Data

Nine Month Operating Profit, Excluding Restructuring, Pension Settlement and Arbitration Award Charges

($ thousands, unaudited)

Nine Months Ended September 29, 2013	As Reported	Less Restructuring, Pension Settlement and Arbitration Award Charges	Excluding Restructuring, Pension Settlement and Arbitration Award Charges	% Net Revenues
Net Revenues	$ 2,800,384	$ -	$ 2,800,384	100.0%
Costs and Expenses:				
Cost of Sales	1,136,724	(8,493)	1,128,231	40.3%
Royalties	243,568	(57,164)	186,404	6.7%
Product Development	154,455	(3,515)	150,940	5.4%
Advertising	277,278	-	277,278	9.9%
Amortization of Intangibles	37,677	-	37,677	1.3%
Program Production Cost Amortization	34,023	-	34,023	1.2%
Selling, Distribution and Administration	633,238	(23,473)	609,765	21.8%
Operating Profit	**$ 283,421**	**$ (92,645)**	**$ 376,066**	**13.4%**

Nine Months Ended September 30, 2012	As Reported	Less Restructuring Charges	Excluding Restructuring Charges	% Net Revenues
Net Revenues	$ 2,805,454	$ -	$ 2,805,454	100.0%
Costs and Expenses:				
Cost of Sales	1,155,536	(2,764)	1,152,772	41.1%
Royalties	212,551	-	212,551	7.6%
Product Development	143,511	(2,479)	141,032	5.0%
Advertising	279,339	-	279,339	10.0%
Amortization of Intangibles	34,792	-	34,792	1.2%
Program Production Cost Amortization	25,950	-	25,950	0.9%
Selling, Distribution and Administration	602,145	(5,887)	596,258	21.3%
Operating Profit	**$ 351,630**	**$ (11,130)**	**$ 362,760**	**12.9%**

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Supplemental Financial Data     Quarter Ended  Quarter Ended  Nine Months Ended  Nine Months Ended  ($ thousands, unaudited)  Sept. 29, 2013  Sept. 30, 2012  Sept. 29, 2013  Sept. 30, 2012  U.S. and Canada Segment   $ -    $ -    $ -    $ 2,444   International Segment   -    -    -    1,628   Entertainment and Licensing Segment    -    -    1,729    555   Global Operations Segment   -    -    -    4,307   Corporate and Eliminations    61,257    -    90,916   2,196    Total Restructuring, Pension Settlement and Arbitration Award Charges   $ 61,257    $ -    $ 92,645   $ 11,130   Restructuring, Pension Settlement and Arbitration Award Charges by Segment  25

 Supplemental Financial Data   Net Earnings and EPS Excluding Restructuring Charges, Pension Settlement Charges, Arbitration Award Charges and Benefit from Settlement of Tax Exams    Quarter Ended  Quarter Ended  Quarter Ended  Quarter Ended  ($ thousands, except per share amounts, unaudited)   Sept. 29, 2013  Diluted Per Share Amount  Sept. 30, 2012  Diluted Per Share Amount   Net Earnings Attributable to Hasbro, Inc., as Reported   $ 126,574   $ 0.96    $ 164,852    $ 1.24    Restructuring Charges, Net of Tax  2,447    0.02    -    -    Pension Settlement Charges, Net of Tax  679    0.01    -    -   Arbitration Award Charges, Net of Tax   66,447  0.50   -   -   2013 Benefit from Tax Exam Settlement  (23,637)   (0.18)   -    -    Net Earnings Attributable to Hasbro, Inc., as Adjusted   $ 172,510    $ 1.31    $ 164,852    $ 1.24   27    Nine Months Ended  Nine Months Ended  Nine Months Ended  Nine Months Ended  ($ thousands, except per share amounts, unaudited)   Sept. 29, 2013  Diluted Per Share Amount  Sept. 30, 2012  Diluted Per Share Amount   Net Earnings Attributable to Hasbro, Inc., as Reported   $ 156,383   $ 1.19    $ 205,700   $ 1.56    Restructuring Charges, Net of Tax  21,224   0.16    7,675    0.06    Pension Settlement Charges, Net of Tax  2,469   0.02    -    -   Arbitration Award Charges, Net of Tax   66,447  0.50   -   -   2013 Benefit from Tax Exam Settlement  (23,637)   (0.18)   -    -    Net Earnings Attributable to Hasbro, Inc., as Adjusted   $ 222,886    $ 1.69    $ 213,375   $ 1.62